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                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            OGLEBAY NORTON COMPANY
              ---------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: N/A

     (2) Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4) Proposed maximum aggregate value of transaction: N/A

     (5) Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A

     (2) Form, Schedule or Registration Statement No.: N/A

     (3) Filing Party: N/A

     (4) Date Filed: N/A

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[LOGO]          O G L E B A Y     N O R T O N     C O M P A N Y
                -----------------------------------------------


July 10, 1998


Dear Fellow Shareholder:

Recently, you received our 1998 Proxy Statement, Proxy Card and Notice of Annual Meeting. The meeting will be held at 10:00 a.m. on Wednesday, July 29, 1998 in the second floor meeting room at Ciao Cucina. Ciao Cucina is located at 1515 Euclid Avenue, Cleveland Playhouse Square, Cleveland, Ohio between the State and Ohio Theaters. Parking is available through any of the Playhouse Square lots.

I encourage you to attend the meeting. In addition to conducting the business set forth in the Notice of Annual Meeting included in the Proxy Statement, we will present earnings for the first half of 1998 and our vision for the Company as we move into the 21st century.

Oglebay Norton Company's business has changed significantly over the past year and we anticipate that positive change will continue. I welcome the opportunity to meet you in person and address any questions about our Company.

We also encourage you to visit our website at www.oglebaynorton.com. We consider this website to be an important communications tool, and we continually update the site with new information.

YOUR VOTE IS IMPORTANT. PLEASE RETURN THE PROXY CARD WITH YOUR VOTE.

I look forward to seeing you at the 1998 Annual Meeting.

Sincerely,

/s/ John N. Lauer

John N. Lauer
President and Chief Executive Officer